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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30913, 333-67677, 333-30915, 333-16967 and
333-47747) and Form S-3 (Nos. 333-61679 and 333-70025) of Greater Bay Bancorp of our report dated January 31, 2000 relating to the consolidated financial statements which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

San Francisco, California
January 31, 2000